UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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PartnerRe Ltd.
(Name of Registrant as Specified In Its Charter)

EXOR S.p.A. John Elkann Enrico Vellano Mario Bonaccorso Fabiola Portoso
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On Jul 20, 2015, EXOR S.p.A. (“EXOR”) made a presentation to Institutional Shareholder Services Inc. A copy of the slides used in that presentation is provided below:

1 APRIL 2015 PARTNER RE 1 EXOR’S $ 140.50 PER SHARE ENHANCED ALL - CASH OFFER TO ACQUIRE P ARTNER R E PRESENTATION TO INVESTORS JULY 20, 2015

2 Certain statements and information contained in this communication that are not statements of information or historical fact constitute forward - looking statements, notwithstanding that such statements are not specifically identified as such . These forward - looking statements include, but are not limited to, statements regarding a proposal by EXOR S . p . A . , a società per azioni organized under the laws of the Republic of Italy (“EXOR”) to acquire PartnerRe Ltd . , a Bermuda exempted company (“ PartnerRe”), business development activities, including the timing of closing pending transactions, numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, credit, interest, currency and other risks associated with PartnerRe’s investment portfolio, adequacy of reserves, levels and pricing of new and renewal business achieved, changes in accounting policies, risks associated with implementing business strategies, and expected future performance (including expected results of operations and financial guidance), and the future growth opportunities, financial conditions, operating results, strategy and plans of each of PartnerRe and EXOR and other matters . Forward - looking statements may include terminology such as “anticipates,” “expects,” “intends,” “plans,” “forecasts,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” “target,” “objective,” “goal,” “outlook,” “opportunity,” “tentative,” “remains,” “on track,” “positioning,” “designed,” “create,” “predict,” “project,” “seek,” “ongoing,” “upside,” “increases” or “continue” and variations or similar terminology . These statements are based upon the current expectations and projections about future events and, by their nature, address matters that are, to different degrees, uncertain and are subject to inherent assumptions, risks and uncertainties, including, but not limited to, assumptions, risks and uncertainties discussed in PartnerRe’s most recent annual or quarterly report filed with the Securities and Exchange Commission (the “SEC”) and assumptions, risks and uncertainties relating to the proposed transaction, as detailed from time to time in EXOR’s public announcements or filings with the Borsa Italiana which factors are incorporated herein by reference . Important factors that could cause actual results to differ materially from the forward - looking statements we make in this communication are set forth in other reports or documents that we file from time to time with the SEC, Consob or Borsa Italiana, and include, but are not limited to : (i) the ultimate outcome of any possible transaction between EXOR and PartnerRe including the possibilities that EXOR will not pursue a transaction with PartnerRe and that PartnerRe will reject a transaction with EXOR ; (ii) if a transaction between EXOR and PartnerRe were to occur, the ultimate outcome and results of PartnerRe, the ultimate outcome of EXOR’s pricing and operating strategy applied to PartnerRe and the ultimate ability to realize the anticipated benefits of the transaction ; (iii) the future financial condition, operating results, strategy and plans for PartnerRe ; ( iv) the effects of governmental regulation on the proposed transaction ; (v) ability to obtain regulatory approvals and meet other closing conditions to the transaction, including the necessary shareholder approvals, on a timely basis ; (vi) our ability to sustain and grow revenues and cash flow from, the need for innovation and the related capital expenditures and the unpredictable economic conditions in the global markets ; (vii ) the impact of competition from other market participants ; and (viii ) the risks and uncertainties detailed by PartnerRe with respect to its business as described in its reports and documents filed with the SEC . All forward - looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement . EXOR expressly disclaims and does not assume any liability in connection with any inaccuracies in any of these forward - looking statements or in connection with any use by any party of such forward - looking statements . Any forward - looking statements contained in this presentation speaks only as of the date of this presentation . EXOR undertakes no obligation to update or revise its outlook or forward - looking statements, whether as a result of new developments or otherwise

3 This presentation does not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities . EXOR has filed a proxy statement (the “Proxy Statement”) with the SEC in connection with the upcoming special meeting of the shareholders of PartnerRe at which the PartnerRe shareholders will consider certain proposals regarding the proposed transaction with AXIS Capital Holdings Limited (the “Special Meeting Proposals”) . This material is not a substitute for the Proxy Statement that EXOR has filed with the SEC or any other documents which EXOR may send to its or PartnerRe’s shareholders in connection with the proposed transaction . INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION . All such documents, when filed, are available free of charge at the SEC’s website (www . sec . gov) or by directing a request to EXOR through the investor contacts listed above . This presentation does not address all of the tax consequences to holders of PartnerRe preferred shares that receive surviving company shares in the merger or exchange offer . Holders of PartnerRe preferred shares are urged to consult their tax advisors as to the United States federal, state, local and non - United States tax consequences to them of participating in the merger, some of which are uncertain and may depend on such holders’ individual circumstances .

EXECUTIVE SUMMARY

1. EXOR's enhanced Binding Offer clearly superior for PartnerRe common shareholders
   - Total value consideration of $140.50 per share in cash
     - Confirms all-cash binding offer of $137.50 per share in cash
     - Special dividend of $3.00 per share payable to PartnerRe shareholders at closing to compensate for expected closing in early 2016
   - Delivers a 7% premium[1] to the unaffected trading value of the AXIS offer and a 14% premium[2] to the tangible book value per share delivered under the AXIS transaction
   - All-cash offer - extended through August 11, 2015 - provides value certainty; "Go-Shop" provision until September 14, 2015 provides PartnerRe shareholders with comfort that maximum value will be achieved
   - Superior value of EXOR all-cash offer at closing sustained in the future assuming PartnerRe shareholders reinvest cash received from EXOR in (re)insurance peers or other equities at an expected market return
2. PartnerRe has effectively acknowledged the superiority of the EXOR Binding Offer by seeking enhanced terms with AXIS
3. However, the advertised increase in the special dividend under the AXIS transaction delivers to PartnerRe shareholders less than $1.00 per share of incremental value after adjusting for: (i) ownership split; (ii) the reported declines in the second-quarter 2015 tangible book value of both PartnerRe and AXIS; and (iii) the costs associated with the 100 basis point increase in the dividend rate for PartnerRe preferred shares
4. EXOR Binding Offer with enhanced $3.00 per share special dividend delivers greater value than increase in special dividend under AXIS transaction, confirming that EXOR's Binding Offer is superior with a further widened value advantage compared to the AXIS transaction
5. EXOR's proposal also remains superior for preferred shareholders with a more conservative capital distribution plan and an unconditional offer to increase current dividend rates by 100 basis points (or its economic equivalent through January 2021)
   - EXOR's proposed terms limit capital distributions to <67% of earnings through 2020, while AXIS / PartnerRe plans to distribute 125%+ of earnings through 2017
   - EXOR does not believe the IRS will treat the preferred shares in the EXOR proposed exchange offer as part of a "listed transaction" or "prohibited tax shelter" involving "fast-pay stock" and remains committed to delivering full enhancements to preferred shareholders

4

1 - Unaffected trading value of the AXIS offer based on AXIS unaffected share price of $52.14 on 5/5/15 multiplied by the 2.18 exchange ratio plus the $17.50 special dividend
2 - Based on estimated pro forma tangible book value per share of ~$49 for the combined company as of 12/31/15, multiplied by the 2.18 exchange ratio plus the $17.50 special dividend

EXOR

SUPERIOR AND IMPROVED OFFER FOR COMMON SHAREHOLDERS

SUPERIOR VALUE AT CLOSING

PARTNERRE'S OFFER VALUE COMPARISON



$140.50[1]
+$9.33
+7%
$131.17
+$16.78
+14%
$123.72
EXOR's Enhanced Binding Offer (All-Cash)
Unaffected Value[2]
Pro Forma TBVPS[3]
Revised AXIS Transaction (~87% Stock)

- EXOR's Binding Offer of $140.50 per share ($137.50 plus $3.00 of Special Dividend) represents a 7% premium to the implied unaffected value of the current AXIS transaction[2]
- EXOR's Binding Offer delivers approximately $17 of additional TBVPS to PartnerRe shareholders[4]
- All in, EXOR's transaction values PartnerRe at 1.28x P/TBV and at a 30% premium to the unaffected price ($114.14)[5]
- "Enhanced" AXIS offer fails to deliver meaningful increase in TBVPS to PartnerRe shareholders due to AXIS and PartnerRe 2Q'2015 book value losses and the costs associated with the 100 basis point increase in the dividend rate for PartnerRe preferred shares

FULL, IMMEDIATE AND GUARANTEED VALUE TO PARTNERRE COMMON SHAREHOLDERS AT CLOSING

1 - PartnerRe shareholders to continue to receive ordinary quarterly dividend of $0.70 per share until closing, in addition to the $140.50 per share they will receive at closing of the EXOR transaction
2 - Consists of 2.18 shares of AXIS and special dividend of $17.50 per PartnerRe share. Based on AXIS' unaffected closing share price of $52.14 on 5/5/2015 (last closing price prior to takeover speculation for AXIS, if AXIS Agreement terminated)
3 - Equal to estimated pro forma tangible book value per share of ~$49 for the combined company as of 12/31/15, multiplied by the exchange ratio of 2.18 plus the special dividend of $17.50
4 - TBVPS represents a widely used valuation metric in the (re)insurance industry. PartnerRe and AXIS have traded at a P/TBVPS of 1.04x and 1.01x respectively over the past 12 months through 7/17/2015
5 - Based on all-in value of $148.29 per PartnerRe share, including $6.39 of break fee and expense reimbursement and $1.40 of ordinary dividends before closing

6

EXOR

SUPERIOR VALUE AFTER CLOSING

- EXOR's enhanced all-cash Binding Offer delivers superior value to PartnerRe shareholders, both at closing and in the future
- Reinvesting the cash consideration from EXOR in (re)insurance peers or other equities at a market return would result in illustrative value of $166 by 2017 for PartnerRe shareholders
  - Well exceeding the value potential of the AXIS transaction, even using AXIS/PartnerRe own unrealistic financial projections
  - Will also enable PartnerRe shareholders to retain upside (if any) from rising interest rates or improved industry pricing

ILLUSTRATIVE FUTURE VALUE


$170
$150
$130
$110
$125
$142
$137
$153
$152
$166
Year-End 2015
Year-End 2016
Year-End 2017
Headline Value of EXOR's Enhanced Binding Offer $140.50
AXIS Offer Value [1]
EXOR Enhanced Binding Offer Value [2]

1 - AXIS offer value equal to estimated pro forma TBVPS for AXIS multiplied by the exchange ratio of 2.18 plus the special pre-closing dividend of $17.50, including any additional ordinary dividends PartnerRe shareholders will receive under the AXIS Transaction. Pro forma TBVPS at year-end 2016 and year-end 2017 reflects net income based on projections disclosed in Form S-4 Registration Statement filed 6/1/15, $200mn cost synergies phased in 50% in 2016 and 100% in 2017, pre-tax restructuring charge of $225mn (incurred 80% in Q4 2015 and 20% in 2016); excludes revenue dissynergies, upside from third party capital and incremental growth. All dividends compounded at 8.0% annual return based on estimated equity market return. All adjustments taxed at 16% assumed pro forma tax rate

2 - Equal to EXOR's all-cash offer of $140.50 and two $0.70 PartnerRe quarterly dividends prior to assumed closing. Expected value of EXOR's Binding Offer at year-end 2016 and year-end 2017 reflects 8.0% annual return based on estimated equity market return

7

EXOR

SUPERIOR VALUE TO PRECEDENT INSURANCE TRANSACTIONS

	PartnerRe Metric	AXIS / PARTNERRE			COMPARABLE TRANSACTIONS					
		Initial AXS / PRE MoE	Revised AXS / PRE MoE	Enhanced AXS / PRE MoE	ENH / MRH	RenRe / PTP	Markel / Alterra	Alleghany / TransRe	PRE / Paris Re	Enhanced EXOR Offer[4]
		1/26/15	5/4/15	7/16/15	3/31/15	11/24/14	12/19/12	11/21/11	7/5/09	7/20/15
DEAL VALUE ($BN)		5.4	6.2	6.5	1.8	1.9	3.1	3.4	2.0	7.3
PREMIUM TO UNAFFECTED	$114.14[1]	(6%) +36pp	10% +20pp	15% +15pp	19% +11pp	24% +6pp	34% -4pp	36% -6pp	35% -5pp	30%
P/TBV	$115.85[3]	0.94x[2] +0.34x	1.06x[2] +0.22x	1.13x[3] +0.15x	1.21x +0.07x	1.13x +0.15x	1.09x +0.19x	0.86x +0.42x	1.04x +0.24x	1.28x
% CASH / STOCK		0 / 100	9 / 91	13 / 87	25 / 75	61 / 39	32 / 68	24 / 76	17 / 83	100 / 0

Highest P/TBV of the peer group

EXOR'S 30% PREMIUM TO UNAFFECTED SHARE PRICE AND 28% PREMIUM TO TBV FULLY VALUES PARTNERRE (INCLUDING POTENTIAL RESERVE REDUNDANCIES ALREADY PRICED IN THE PARTNERRE $114.14 UNAFFECTED SHARE PRICE)

1 - PartnerRe unaffected share price at closing 1/23/2015 (last trading day prior to initial AXIS Amalgamation announcement)
2 - P/TBV calculated on 3/31/2015 TBV of $118.40, consistent with other comparable transactions
3 - P/TBV based on midpoint of 2Q 2015 TBV range of $115.65 - $116.05 disclosed in earnings preannouncement on 7/13/2015
4 - Based on a PartnerRe valuation including two quarters of ordinary dividends and $315mn termination fee and expense reimbursements
Note: XL/Catlin transaction is not comparable because Catlin has ca. half of its business on the Lloyd's market (which enjoys a premium P/TBV multiple) and ca. 2/3 of its business in Primary Insurance; premium to unaffected Catlin price was 23%, below EXOR's 30% premium

8

EXOR

EXOR'S PROPOSAL IS SUPERIOR TO THE AXIS REVISED OFFER

	AXIS	EXOR
VALUE CERTAINTY	✘ Uncertain value driven by business performance: negative TBV growth at both AXIS and PartnerRe in 2Q'2015 illustrates the volatility and the potential value decline at closing of a predominantly share deal	✔ EXOR's $140.50 per share all-cash offer provides PartnerRe's shareholders with absolute value certainty
NO MERGER INTEGRATION RISK	✘ The AXIS transaction exposes PartnerRe shareholders to integration risk (leading to clients and employees losses) and to unrealistic future value creation assumptions: 2Q'2015 annualized operating ROE for PRE and AXS between 6.7%–7.9% and 6.8%–7.3%, respectively, demonstrates the uncertain and unrealistic forecast of a 12% ROE target for an AXIS / PartnerRe combination	✔ EXOR's all-cash transaction avoids merger integration and execution risks
VALUE MAXIMIZATION OPTION	✘ No "Go-Shop" provided to both companies to explore superior alternatives which, as the EXOR offer demonstrates, are clearly available in the market	✔ EXOR's revised offer terms provide PartnerRe with a "Go-Shop" provision until September 14, 2015, giving PartnerRe's shareholders comfort that maximum value will be delivered

9

EXOR

PartnerRe Shareholders Left With Little Net Value Improvement As A Result Of Increased Axis Special Dividend

AXS / PRE Nominal Increase In Special Dividend Fails To Deliver Meaningful Value Improvement (details in appendix)


$ Per Share
$6.00
~($3.10)
~$2.90
~($1.90)
~($0.40)
~$0.60
$3.00
Announced Special Dividend Increase in AXIS transaction on July 16
Value Already Belonging to PRE Common Shareholders[1]
Actual Value of Dividend Increase for PRE Common Shareholders
TBV[2] Impact of 2Q15 Results on Axis / PartnerRe MergeCo
Impact of Improved Terms for Preferred Shareholders[3]
Actual Value Improvement for PRE Common Shareholders in AXIS transaction
Value of EXOR Special Dividend Announced on July 20 for PRE Common Shareholders

$6.00 nominal increase in AXIS special dividend delivers less than $1.00 incremental value to PartnerRe shareholders, far below EXOR's special dividend of $3.00

1 - Under the AXIS transaction, for the effect of the $6.00 per share special dividend payment at closing, PartnerRe shareholders will be owning a combined AXIS/PartnerRe company with decreased value; based on ~51.5% PartnerRe ownership in AXIS/PartnerRe pro forma MergeCo (detailed calculation provided in Appendix)
2 - Based on the Tangible Book Value ("TBV") midpoint losses reported by AXIS and PartnerRe on July 13, 2015 (detailed calculation provided in Appendix)
3 - Net present value of 100bps of additional dividend payments for five years, discounted at the weighted averaged coupon rate for the three series of preferred shares of 6.6%

10

EXOR

11 ARTIFICIALLY INFLATED AXIS PRICE DOES NOT REPRESENT A RELIABLE REFERENCE TO ASSESS FUTURE VALUE FOR P ARTNER R E SHAREHOLDERS M ARKET A SCRIBED L IMITED V ALUE TO P ROPOSED AXIS T RANSACTION $108 $112 $116 1/26 2/6 2/17 2/28 3/11 3/22 4/2 4/13 $114.14 PRE price on 1/23 Implied PartnerRe Share Price Based on Initial AXIS Agreement 1 $112.22 avg. PRE price under initial AXIS deal T AKEOVER S PECULATION H AS I NFLATED AXIS S HARE P RICE $50 $52 $54 $56 $58 1/26 2/13 3/5 3/25 4/14 5/4 5/22 6/11 7/1 7/17 $54.75 $52.14 $57.66 AXIS Share Price Performance Since Announcement of Merger $51.48 avg. AXIS price until initial EXOR offer 2 Last unaffected price on 5/5 before reports on takeover interest in AXIS by Arch 3 Further takeover reports on 6/16 result in mid - day spike in trading volume 4 1 – Calculated as the AXIS daily closing share price multiplied by the 2.18x exchange ratio 2 – Average share price of AXIS until initial EXOR offer for PartnerRe (from January 26, 2015 to April 13, 2015 ) and hence befor e ( i ) the announcement of the $17.50 per share special dividend at closing to PartnerRe shareholders and (ii) the poor AXIS Q2 2015 results which include a loss in TBVPS and operating income below consensus estimates. Both these events sho uld negatively affect AXIS’s undisturbed share price 3 – Insurance Insider article “Arch Could Move for AXIS“ and Bloomberg article “AXIS Capital Climbs on Report That Arch Could Bid for Reinsurer” both published mid - day on 5/6/2015 4 – Bloomberg article “AXIS Climbs on Speculation Reinsurer May Attract Takeover Offer” published mid - day on 6/16/2015 5 – Financial Times article “Reinsurer Arch Capital considers bid for Axis” published 6/17/2015 M ARKET P REDICTING PRE “NO” V OTE AND A TTRIBUTING B REAK - FEE TO AXIS “Arch has informally said it is willing to pay as much as $65 a share to buy AXIS…” — Financial Times 5 — Barclays Equity Research May 27, 2015 “Although we view EXOR’s all - cash bid for PRE as being superior to AXIS’s proposal, comparing the AXIS and EXOR bids for PRE is complicated. This is because we think the market is at least partially pricing in that the AXIS proposal to merge with PRE could be voted down, and AXIS would likely collect a $315mn break - up fee (equivalent to $3.11 per AXIS share).” “After attending Exor’s open investor meeting this week and our strengthened opinion that PRE shareholders will vote “No” to the merger with AXS , we are upgrading AXS to outperform with a $65 price target .” “It is no secret that investors and other sell - siders continue to switch and put a lower probability on AXS - PRE deal making it past the finish line .” — Macquarie Equity Research July 7, 2015

SUPERIOR OFFER FOR PREFERRED SHAREHOLDERS

13 ▪ AXIS PROPOSAL STILL DOES NOT MATCH EXOR’S LEGALLY BINDING PRUDENT CAPITAL DISTRIBUTION POLICY » While EXOR’s proposed terms include a covenant that limits capital distributions to <67% of earnings through 2020, AXIS / PartnerRe plan to distribute 125%+ of earnings through 2017 ▪ AXIS PROPOSAL ATTACHES CONDITIONALITY TO THE ENHANCEMENT OF PREFERRED SHARES » EXOR has committed to delivering enhanced terms promptly after closing, while the enhanced terms under the AXIS transaction are conditional and uncertain » EXOR does not believe the IRS will treat the preferred shares in the EXOR proposed exchange offer as part of a “listed transaction” or “prohibited tax shelter” involving “fast - pay stock ” » While EXOR takes at face value the risk PartnerRe and AXIS have identified in relation to their proposal, EXOR rejects the suggestion that the same risk applies to the EXOR Binding Offer ― EXOR’s U.S. legal counsel, Paul, Weiss, Rifkind, Wharton & Garrison LLP, has confirmed that it would be prepared to deliver a supporting tax opinion ― EXOR has agreed to seek a private letter ruling from the IRS that the preferred shares issued in the exchange do not constitute “fast - pay stock” or are not otherwise part of a listed transaction ― EXOR has amended the merger agreement to provide that if the private letter ruling is not obtained prior to the closing, then a lump sum cash payment equal to ~$42.7mn, the entire amount of 100bps of additional dividend payments for five years, would be separately paid by EXOR to the holders of preferred shares, in lieu of increasing the dividend rate on the new preferred shares EXOR’S ENHANCED BINDING OFFER REMAINS SUPERIOR FOR PREFERRED SHAREHOLDERS

SUPERIOR OUTCOME FOR PREFERRED SHARES UNDER EXOR OWNERSHIP AND EXCHANGE OFFER

	AXIS		EXOR	
ENHANCED PREFERRED TERMS				
Legally binding capital distribution limits post-closing (as % earnings)	None	✗	< 67%[1]	✓
Call protection until Jan. 1, 2021	Conditional on IRS private letter ruling	?	Certain	✓
100 bps increase in dividend rate for at least 5 years	Conditional on IRS private letter ruling	?	Certain	✓
OTHER TRANSACTION ELEMENTS				
Extraordinary capital distributions to common shareholders around closing	$1.3Bn	✗	$0.15Bn	✓
Lower leverage ratio	25.4%[2]	✗	20.7%[3]	✓
No execution & integration risks	▪ Client losses ▪ 20% cost reduction ▪ Significant employee redundancies ▪ New CEO and CFO	✗	▪ No client losses ▪ No employee redundancies ▪ Same management team	✓

1 - Until December 31, 2020
2 - Assumes incurrence of an additional $300 million of indebtedness to fund the increase in the special dividend, pursuant to pursuant to the terms contemplated by the amended amalgamation agreement filed by PartnerRe on 7/16/2015
3 - Based on $6.8bn common equity value from EXOR acquisition and PartnerRe debt adjusted for fair market value per the S-4

14

EXOR

APPENDIX

THE AXIS/PARTNERRE INCREASED SPECIAL DIVIDEND DELIVERS LITTLE NET VALUE IMPROVEMENT

Per Share Increase in Special Dividend to PartnerRe	$6.00
Aggregate Increase in Special Dividend to PartnerRe	*~$300mn*
Per Share Increase in Special Dividend to PartnerRe	$6.00
PartnerRe Pro Forma Ownership in AXS / PRE MergeCo	~51.5%
Value of Increase Already Belonging to PartnerRe	~$3.10
A Incremental Value Taken from AXIS	~$2.90
Decline in PartnerRe TBVPS in 2Q 2015	($2.55)[1]
Decline in AXIS TBVPS in 2Q 2015	($0.28)[2]
B Decline in MergeCo Pro Forma TBVPS to PartnerRe	(~$1.90)
C Impact of Improved Terms for Preferred Shareholders[3]	(~$0.40)
A + **B** + **C** = Net Value Improvement to PartnerRe	~$0.60

- AXIS / PartnerRe to increase special dividend to PartnerRe shareholders by $6.00 per share, funded through a ~$300mn reduction in planned capital distributions post-closing
- The $6.00 per share increase in the special dividend is only worth ~$2.90 per share of incremental value to PartnerRe shareholders
  - PartnerRe shareholders were already entitled to ~51.5% of the $6.00 based on ownership in the pro forma entity
  - Therefore, incremental value to PartnerRe shareholders is equal to ~48.5% of the $6.00 special dividend increase, or ~2.90 per share
- Based on the pre-announced earnings results for 2Q 2015, PartnerRe's tangible book value per share expected to decline by $2.55[1] and AXIS' tangible book value per share expected to decline by $0.28[2] per share
  - Incremental value of the special dividend almost completely offset by PartnerRe and AXIS 2Q 2015 underperformance, leaving PartnerRe shareholders with little net value improvement

1 - Based on midpoint of PartnerRe 2Q 2015 TBV range disclosed in 7/13/15 earnings preannouncement of $115.85
2 - Based on midpoint of AXIS 2Q 2015 TBV range disclosed in 7/13/15 earnings preannouncement of $50.83
3 - Net present value of 100bps of additional dividend payments for five years, discounted at the weighted averaged coupon rate for the three series of preferred shares of 6.6%

16

EXOR